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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

Shareholders and Board of Directors
OMNOVA Solutions Inc.

     We consent to the incorporation by reference in the Prospectuses constituting part of OMNOVA Solutions Inc.'s Registration Statements Nos. 333-88143 and 333-88145 on Form S-8 and Registration Statement No. 333-88587 on Form S-3 and Post Effective Amendment No. 1 to Registration Statement No. 333-88143 on Form S-8 and Post Effective Amendment No. 1 to Registration Statement No. 333-34938 on Form S-8 of our report dated January 9, 2001 with respect to the consolidated financial statements of OMNOVA Solutions Inc. included in this Annual Report (Form 10-K) for the year ended November 30, 2000.

                                          Ernst & Young LLP

Akron, Ohio
February 8, 2001